INVESTMENT RIGHTS AGREEMENT

(Discounted Share Purchase Rights)

This Investment Rights Agreement (“Agreement”) is entered into as of November 11, 2025, by and between DentonX Inc (“Company” or “DentonX”), a Wyoming corporation with offices at 1999 Harrison Street, Suite 1800, Oakland, CA 94612, and Outstanding Investment Co., Inc. and/or its principals (“Investor”), with offices at 2450 Washington Ave Ste 100, San Leandro, CA 94577.

RECITALS

WHEREAS, DentonX and OIC have engaged in discussions regarding a strategic partnership aimed at expanding OIC’s lending and investment operations through DentonX’s structuring, capital markets, and mergers and acquisitions capabilities;

WHEREAS, the parties have agreed in principle that such partnership will include, among other matters, (i) the formation of DentonX Outstanding Investment Co. (“Newco”) as a majority-owned subsidiary of DentonX, (ii) the lease and potential acquisition of certain business assets owned by OIC through Newco, (iii) the issuance of equity in Newco to OIC, and (iv) a one-time equity grant in DentonX to OIC and its principals as a performance-based incentive;

WHEREAS, the parties now wish to enter into this definitive Investment Rights Agreement to set forth the terms and conditions under which DentonX shall grant to OIC and its principals a one-time strategic equity award in DentonX, subject to vesting and claw back provisions as further described herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. DEFINITIONS

“DentonX” means DentonX Inc, a Wyoming corporation.

“NewCo” means DentonX Outstanding Investment Co., a Wyoming corporation to be formed and majority owned by DentonX, referenced for context only.

“Discounted Share Purchase” means the purchase of DentonX shares by Investor at a price discounted from the 30-day volume-weighted average price (VWAP), as set forth in this Agreement.

“VWAP” means the volume-weighted average price of DentonX’s publicly traded shares for the 30 trading days immediately preceding the Exercise Date.

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“Exercise Date” means the date on which Investor delivers written notice to DentonX of its intent to exercise the Discounted Share Purchase right.

“Closing Date” means the date on which the definitive agreement(s) are executed.

2. DISCOUNTED SHARE PURCHASE RIGHT

2.1. Grant of Right

DentonX hereby grants to Investor the right to purchase up to 10% of DentonX’s total outstanding shares as of the Closing Date (“Purchase Shares”) at a 15% discount to the 30-day VWAP, exercisable at any time within twelve (12) months following the Closing Date, subject to the terms herein.

2.2. Exercise Procedure

To exercise this right, Investor must deliver written notice to DentonX specifying the number of shares to be purchased (up to the maximum permitted), the intended Exercise Date, and evidence of funds availability.

2.3. Purchase Price

The purchase price per share shall be calculated as follows:

Purchase Price per Share = VWAP × (1−Discount Percentage)

Where the Discount Percentage is 15% as agreed and confirmed in writing prior to exercise.

2.4. Payment and Closing

Investor shall pay the aggregate purchase price in immediately available funds at closing, and DentonX shall deliver the Purchase Shares to Investor within five (5) business days of receipt of payment.

2.5. Restrictions

•The right may be exercised in one or more tranches, provided the aggregate does not exceed 10% of DentonX’s total outstanding shares.

•All purchases are subject to compliance with applicable securities laws, insider trading policies, and any trading window or volume restrictions as required by law or DentonX’s policies.

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3. INVESTOR RIGHTS

3.1. Preemptive Rights

If DentonX proposes to issue new equity securities (other than in connection with employee compensation or strategic acquisitions), Investor shall have the right to purchase its pro rata share of such new securities on the same terms as offered to other investors.

3.2. Registration Rights

If DentonX files a registration statement for a public offering of its shares, Investor shall have “piggyback” registration rights to include its shares in such offering, subject to customary underwriter cutbacks.

3.3. Transfer Restrictions

Investor may not transfer any Purchase Shares for six (6) months following the date of purchase, except with DentonX’s prior written consent or as otherwise required by law.

3.4. Right of First Refusal

If Investor wishes to transfer Purchase Shares after the lock-up period, DentonX shall have a right of first refusal to purchase such shares on the same terms as offered to any third party.

4. REPRESENTATIONS AND WARRANTIES

4.1. By DentonX

DentonX represents and warrants to Investor that:

•DentonX is duly organized, validly existing, and in good standing under the laws of Wyoming;

•DentonX has full power and authority to enter into and perform this Agreement and to issue and sell the Purchase Shares;

•The execution, delivery, and performance of this Agreement do not and will not violate any organizational documents, law, or contract binding on DentonX;

•The Purchase Shares, when issued and delivered, will be duly authorized, validly issued, fully paid, and non-assessable;

•No consent or approval of any governmental authority or third party is required for the execution and performance of this Agreement, except as already obtained.

4.2. By Investor

Investor represents and warrants to DentonX that:

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•Investor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

•Investor has full power and authority to enter into and perform this Agreement and to purchase the Purchase Shares;

•The execution, delivery, and performance of this Agreement do not and will not violate any organizational documents, law, or contract binding on Investor;

•Investor is acquiring the Purchase Shares for its own account and not with a view to distribution in violation of applicable securities laws;

•Investor is an “accredited investor” as defined under applicable securities laws.

5. INDEMNIFICATION

5.1. By DentonX

DentonX shall indemnify and hold harmless Investor from and against any and all losses, claims, damages, or liabilities arising out of any breach of DentonX’s representations, warranties, or covenants in this Agreement.

5.2. By Investor

Investor shall indemnify and hold harmless DentonX from and against any and all losses, claims, damages, or liabilities arising out of any breach of Investor’s representations, warranties, or covenants in this Agreement.

5.3. Procedures

The indemnified party shall promptly notify the indemnifying party of any claim. The indemnifying party may assume the defense of any such claim with counsel reasonably satisfactory to the indemnified party.

6. MISCELLANEOUS

6.1. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.

6.2. Entire Agreement

This Agreement constitutes the entire understanding and agreement among the parties with respect to the subject matter herein and supersedes all prior discussions, negotiations, or understandings, whether written or oral, relating to such subject matter.

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The Parties acknowledge that this Investment Rights Agreement forms part of the same integrated cooperation structure among OIC, Newco, and DentonX. Reference is made to the Management Committee Addendum (Schedule A to the Management Agreement), which establishes Newco’s contractual control and management authority over OIC. The rights and obligations set forth herein shall be construed in a manner consistent with the integrated agreements executed concurrently among the Parties.

6.3. Amendments

Any amendment to this Agreement must be in writing and signed by both parties.

6.4. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original.

6.5. Notices

All notices shall be in writing and delivered by hand, courier, certified mail, or email to the addresses set forth above or to such other address as a party may designate in writing.

6.6. Assignment

This Agreement may not be assigned by any party without the prior written consent of the other party.

6.7. Severability

If any provision of this Agreement is held invalid or unenforceable, the remainder shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

DentonX Inc	Outstanding Investment Co., Inc. & Principals
By: /s/ Luis Carlos Ung	By: /s/ Steven Guang Leung
Name: Luis Carlos Ung	Name: Steven Guang Leung
Title: CEO	Title: CEO
Date:	Date: 1/10/2026

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Key Terms Recap:

•Shares: Up to 10% of DentonX outstanding shares

•Discount: 15% off 30-day VWAP

•Exercise Period: 12 months post-closing

•Volume/Trading Restrictions: As per company policy and law

•Compliance: Insider trading and securities law compliance required

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